UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2017

Xactly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37451	11-3744289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Park Avenue, Suite 1700

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 977-3132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2017, Xactly Corporation, a Delaware corporation (“Xactly” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Excalibur Parent LLC, a Delaware limited liability company (“Parent”), and Excalibur Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Vista Equity Partners Fund VI, L.P., a Cayman Islands exempted limited partnership (“Vista Fund VI”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the Effective Time, each:

(i)	share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares) will be cancelled and extinguished, and automatically converted into the right to receive cash in an amount equal to $15.65, without interest thereon (the “Per Share Price”);

(ii)	Company RSU will be cancelled and converted into the right to receive:

(A)	for (1) any Company RSU that is vested as of the Effective Time (including any Company RSU that vests as a result of the transactions contemplated by the Merger Agreement or any additional action taken by the Company in connection therewith) (each, a “Vested Company RSU”) and (2) any additional Company RSU that becomes vested as of the Effective Time in an amount equal to the excess, if any of (x) 66 2/3% of all Company RSUs held by the holder of such Company RSU as of immediately prior to the Effective Time over (y) the total number of such holder’s Vested Company RSUs, an amount equal to the Per Share Price, subject to any required withholding for applicable taxes; and

(B)

for any Company RSU not addressed in the paragraph above (each, an “Unvested Company RSU”), a cash amount equal to (1) the Per Share Price multiplied by (2) the total number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time, which cash amount will vest and be payable at the same time as the Unvested Company RSU for which such cash amount was exchanged would have vested pursuant to its terms, subject to any required withholding for applicable taxes and subject to the holder’s continued employment with the Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates; provided, however, that the payment of such cash amount may be accelerated in the event the holder’s employment with the

Surviving Corporation is (x) terminated without “cause” within twelve months following the Closing Date or (y) is a party to a change of control severance agreement, offer letter, employment agreement or any other agreement or contract that provides for vesting acceleration of such holder’s Company RSUs and has a qualifying termination of employment under such agreement, letter, or contract, in each case, subject to the holder satisfying certain conditions; and

(iii)	Company Option will be cancelled and converted into the right to receive:

(A)	for (1) any Company Option that is vested as of the Effective Time (including any Company Option that vests as a result of the transactions contemplated by the Merger Agreement or any additional action taken by the Company in connection therewith) (each, a “Vested Company Option”) and (2) any additional Company Option that becomes vested as of the Effective Time in an amount equal to the excess, if any of (x) 66 2/3% of all Company Options held by the holder of such Company Option as of immediately prior to the Effective Time over (y) the total number of such holder’s Vested Company Options, an amount equal to (x) the Per Share Price (less the exercise price per share, if any, attributable to such Company Option), multiplied by (y) the aggregate number of shares of Company Common Stock subject to such Company Option, subject to any required withholding for applicable taxes; and

(B)	for any Company Option not addressed in the paragraph above (each, an “Unvested Company Option”), a cash amount equal to (1) the aggregate number of shares of Company Common stock subject to such Unvested Company Option multiplied by (2) the excess, if any, of the Per Share Price over the applicable per share exercise price under such Unvested Company Option, which cash amount will vest and be payable at the same time as the Unvested Company Option for which such cash amount was exchanged would have vested pursuant to its terms, subject to any required withholding for applicable taxes and subject to the holder’s continued employment with the Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates; provided, however, that the payment of such cash amount may be accelerated in the event the holder’s employment with the Surviving Corporation is (x) terminated without “cause” within twelve months following the Closing Date or (y) is a party to a change of control severance agreement, offer letter, employment agreement or any other agreement or contract that provides for vesting acceleration of such holder’s Company Options and has a qualifying termination of employment under such agreement, letter, or contract, in each case, subject to the holder satisfying certain conditions.

Pursuant to the Equity Commitment Letter, Vista Fund VI has committed to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding up to the full amount of the aggregate purchase price at the Effective Time, subject to the terms and conditions set forth therein. The Company is a third party beneficiary of the Equity Commitment Letter.

Consummation of the Merger is subject to certain conditions, including, but not limited to, the: (i) Requisite Stockholder Approval; (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (iii) absence of any law or order restraining, enjoining or otherwise prohibiting the Merger.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The Company is subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals. However, prior to the receipt of the Requisite Stockholder Approval, such restrictions are subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal either (x) constitutes a Superior Proposal or (y) is reasonably likely to lead to a Superior Proposal, and the failure to explore such alternative acquisition proposal would be inconsistent with the directors’ fiduciary duties pursuant to applicable law. The parties have also agreed to use their reasonable best efforts to consummate the Merger.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the Merger Agreement is terminated in connection with the Company accepting a Superior Proposal or due to the Company Board’s withdrawal of its recommendation of the Merger, then the termination fee payable by the Company to Parent will be $18.5 million. This termination fee will also be payable if the Merger Agreement is terminated under certain circumstances and prior to such termination, a proposal to acquire at least 50% of the Company’s stock or assets is publicly announced or disclosed and the Company enters into an agreement for, or completes, any transaction involving the acquisition of at least 50% of its stock or assets within one year of the termination.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by November 29, 2017, 2017 (the “Termination Date”).

In connection with the execution of the Merger Agreement, Parent has entered into voting agreements (the “Voting Agreements”) with entities affiliated with Alloy Ventures, entities affiliated with Bay Partners and entities affiliated with Rembrandt Venture Partners, which hold, in the aggregate, approximately 23% of the outstanding shares of Company Common Stock. Under the Voting Agreement, these parties have agreed, during the term of the Voting Agreement, to vote their shares of Company Common Stock (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and/or (ii) against any acquisition proposal or any action or agreement which would reasonably be expected to result in any of the conditions to the Company’s obligations to consummate the Merger as specified in the Merger Agreement not being fulfilled or any alternative acquisition proposals. The obligations under the Voting Agreements generally terminate when the Merger Agreement terminates.

Under the Company’s Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”), dated October 30, 2015 and as amended from time to time, the Company intends to pay off its obligations in connection with the closing of the Merger and the closing of the Merger would be a technical covenant event of default under the Loan Agreement. As of the date of this report, the Company had $6.5 million outstanding under the revolving line of credit and $6.9 million outstanding under the term loan.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

On May 30, 2017, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The applicable information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Loan Agreement is incorporated herein by reference.

Additional Information and Where to Find It

Xactly Corporation (“Xactly”) plans to file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders a proxy statement in connection with the proposed merger with Excalibur Merger Sub, Inc., pursuant to which Xactly would be acquired by entities affiliated with Vista Equity Partners (the “Merger”). The proxy statement described above will contain important information about the proposed merger and related matters. INVESTORS, STOCKHOLDERS AND SECURITY HOLDERS OF XACTLY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT XACTLY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT XACTLY AND THE TRANSACTION. Investors, stockholders and security holders will be able to obtain free copies of these documents and other documents filed with the SEC by Xactly through the website maintained by the SEC at www.sec.gov. In addition, investors, stockholders and security holders will be able to obtain free copies of these documents from Xactly by contacting Xactly’s Investor Relations at (408) 477-3338, by e-mail at ir@xactlycorp.com, or by going to Xactly’s Investor Relations page on its website at investors.xactlycorp.com.

Participants in the Solicitation

The directors and executive officers of Xactly may be deemed to be participants in the solicitation of proxies from the stockholders of Xactly in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding Xactly’s directors and executive officers is also included in Xactly’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on May 11, 2017. These documents are available free of charge as described in the preceding paragraph.

Legal Notice Regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding possible or assumed future results of operations of Xactly, the expected completion and timing of the Merger and other information relating to the Merger. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and other words or expressions of similar meaning or import are intended to identify forward-looking statements. You should, therefore, carefully read and consider statements that contain these words or expressions, as such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect Xactly’s business and the price of the common stock of Xactly, (ii) the failure to satisfy all of the conditions precedent to the consummation of the proposed Merger, including, but not limited to, the required consent of the stockholders of Xactly and the receipt of certain governmental or regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Xactly’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Xactly’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the Merger and (viii) such other risks and uncertainties as identified in Xactly’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017, as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Xactly assumes no obligation to update any forward-looking statement contained in this Form 8-K.

Item 9.01. Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 29, 2017, by and among Excalibur Parent LLC, a Delaware limited liability company, Excalibur Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Excalibur Parent LLC, and Xactly Corporation, a Delaware corporation.*

99.1	Press Release of Xactly Corporation, dated as of May 30, 2017.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XACTLY CORPORATION

By:	/s/ Christopher W. Cabrera
Christopher W. Cabrera
Chief Executive Officer and Director

Date: May 30, 2017

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 29, 2017, by and among Excalibur Parent LLC, a Delaware limited liability company, Excalibur Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Excalibur Parent LLC, and Xactly Corporation, a Delaware corporation.*

99.1	Press Release of Xactly Corporation, dated as of May 30, 2017.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.